July 26, 1995


     Central Newspapers, Inc.
     135 North Pennsylvania Street
     Suite 1200
     Indianapolis, Indiana 46204

     Dear Gentlemen:

          You have requested our opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") of Central Newspapers, Inc. (the "Corporation"), relating to the offer and sale of 800,000 shares of the Class A Common Stock, without par value, of the Corporation (the "Common Stock") under the Central Newspapers, Inc. Stock Compensation Plan approved by the Corporation's Board of Directors on March 21, 1995, and by the Corporation's shareholders on April 18, 1995 (the "Plan").
     In connection with your request, we have made such examination of the corporate records and proceedings of the Corporation and considered such questions of law and taken such further action as we deemed necessary or appropriate to enable us to render this opinion.

          Based upon such examination, we are of the opinion that when the Common Stock has been purchased and the purchase therefor has been paid and when the restricted shares have been granted as contemplated by the Plan as described in the Registration Statement, as the same may be amended, and when the Corporation has complied with the Securities Act of 1933, as amended, and with the securities laws of the State of Indiana and all other jurisdictions in which Common Stock is to be sold pursuant to the exercise of stock options granted under the Plan or is to be granted as restricted shares, the Common Stock will be legally issued, fully paid and nonassessable.

          We note that Kent E. Agness, who is a partner of this firm, is also a member of the Board of Directors of the Corporation.

          We consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, however, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                             Very truly yours,
                                             /s/ BARNES & THORNBURG